Exhibit 99.2

April 21, 2008

Jeanne Hubbard, CEO & President
Adams National Bank
1130 Connecticut Avenue NW
Suite 200
Washington, D.C. 20036

Dear Jeanne:

It is with regret that I tender my resignation as a Director of Abigail Adams Bancorp effective June 2008.

As I have stated in the past the Bank would be better served with board members who are reflective of the community it serves and my resignation provides an opening to add a person with stronger ties to the DC community.

I have enjoyed my association with the bank and extend best wishes for continued success.

Most sincerely,

/s/ Bonnie
Bonita A. Wilson